Conference Plus NON-QUALIFIED STOCK OPTION

THIS NON-QUALIFIED STOCK OPTION dated the ____ day of ____________, ____ (the "Date of Grant") is granted by Conference Plus, Inc., a Delaware corporation (the "Company"), to ___________, a key employee of the Company (the "Employee").

1.	OPTION GRANT

The Company hereby grants to the Employee an option to purchase a total of ____ shares of Class A Common Stock of the Company at an option price of $____ per share, being not less than 100% of the fair market value of the stock on the Date of Grant based on an independent appraisal authorized by the Board of Directors of the Company. This option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.	TIME OF EXERCISE

This option may be exercised (in the manner described in paragraph 3 hereof) in whole or in part, at any time and from time to time, subject to the following limitations:

(a)            This option shall not be exercisable to any extent until the earliest to occur of the following:

(i)

An initial public offering ("IPO") of the Company's Class A Common Stock provided that the IPO results in the registration of the Class A Common Stock under the Securities Exchange Act of 1934 and the trading of the Class A Common Stock on a national securities exchange or the NASDAQ market system; or

(ii)

A spin-off, split-off or other divisive reorganization of the Company ("Spin-Off") provided that the Spin-Off results in the registration of the Class A Common Stock under the Securities Exchange Act of 1934 and the trading of the Class A Common Stock on a national securities exchange or the NASDAQ market system;

(iii)          an Acceleration Change in Control of the Company (to the extent provided in paragraph 2(c);

(iv)	a Roll-Over Change in Control of the Company or
(v)	The fifth anniversary of the date hereof.

(b)           In the event of an IPO, Spin-Off or Roll-Over Change in Control, this option shall be exercisable to the following cumulative extent (hereinafter referred to as “vesting”):

(i)	0% prior to the first anniversary of the date hereof;
(ii)	20% after the first anniversary of	the date hereof,
(iii)	40% after the second anniversary of the date hereof,
(iv)	60% after the third anniversary of the date hereof,
(v)	80% after the fourth anniversary of the date hereof, and
(vi)	100% after the fifth anniversary of the date hereof.

If there is no IPO, Spin-Off or any Change in Control prior to the fifth anniversary of the Date of Grant, then subject to the other provisions of this Option, this Option shall become fully exercisable on the fifth anniversary of the Date of Grant.

(c)           In the event of An Acceleration Change in Control of the Company, 50% of the previously unvested portion of this option shall become vested immediately prior to closing of the transaction effecting such Acceleration Change in Control and all vested portions of this option shall be exercisable until the closing. Any unexercised portion of this Option (vested or not) shall terminate upon the closing of the Acceleration Change in Control.

(d)         In the event of a Roll-Over Change in Control and Employee’s employment is involuntarily terminated without cause by the Company or its acquirer within a twelve month period following the Roll-Over Change in Control, then 50% of the previously unvested portion of this option shall become vested and exercisable, and this option shall remain exercisable for the vested portion for the 60 day period following termination set forth in paragraph (f)(i) below. A change of employer from the Company to an acquirer shall not be deemed a termination of employee.

(e)         If the Employee’s employment with the Company is terminated by either the Employee or the Company with or without cause prior to the earliest of an IPO, a Spin-Off, any Change in Control or the fifth anniversary of the date hereof, then regardless of the circumstances of termination and notwithstanding any other provision of this option, this option shall immediately terminate without becoming vested or exercisable and without any liability of the Company.

(f)            If and to the extent this option has become exercisable pursuant to paragraph (a), (b) or (c) above and it has not earlier terminated pursuant to paragraph (e) above, this option may not be exercised:

(i)	more than sixty (60) days after the termination of the Employee's employment with the Company for any reason other than retirement, total disability or death; or
(ii)	more than twelve months after termination of employment by reason of retirement, total disability or death; or

(iii)	following termination for cause; or
(iv)	more than ten years from the Date of Grant;

.

For these purposes “cause” shall mean termination of Employee’s employment by the Company because of: (i) the continued failure of the Employee to comply timely (when action is required in the interest of the Company or their commitments), with specific directions of the Board of Directors (“Board”) after a cure period determined by the Board, as communicated in a written notice from the Board or appropriate senior officer, which includes the specific failure to comply; or the taking of any action contrary to specific direction of the Board, or (ii) engaging by the Employee in willful, reckless or grossly negligent misconduct which, in the good faith determination of the Board, is materially injurious to the Company, its clients or their reputations, monetarily or otherwise, or (iii) aiding or abetting a competitor or other breach by the Employee of his fiduciary duty of loyalty to the Company; or (iv) a breach (other than an immaterial and inadvertent breach) by Employee of his/her obligations of confidentiality or nondisclosure or (if applicable) any breach of his/her obligations of noncompetition or nonsolicitation under any written agreement in effect between Employee and the Company; or (v) unlawful use or possession of illegal drugs on the Company’s premises; or (vi) conviction of Employee or pleading guilty or no contest to any felony or crime involving moral turpitude.

For these purposes retirement and total disability shall be determined in accordance with the established policies of the Company. This option may be exercised during the indicated periods following termination of employment only to the extent permitted pursuant to paragraphs 2(a), (b) (d) and (f) hereof.

3.	METHOD OF EXERCISE

This option may be exercised only by appropriate notice in writing delivered to the Secretary of the Company and accompanied by:

(a)            a check payable to the order of the Company for the full purchase price of the shares purchased and any required tax withholding, and

(b)           unless there has been an IPO , Spin-Off or Change in Control of the Company prior to the date of exercise, a duly executed agreement with the Company imposing certain restrictions and conditions on the ownership of the stock obtained upon exercise of this option in the form attached hereto as Exhibit A (unless the Employee has previously executed such agreement), and

(c)            such other documents or representations as the Company may reasonably request in order to comply with securities, tax or other laws then applicable to the exercise of the option.

With the Company's consent, payment of the purchase price may be made in whole or in part by the delivery of shares of Class A Common Stock owned by the Employee for at least six months (or by certification of the Employee's ownership of such shares), valued at fair market value on the date of exercise. Fair market value as used herein means the amount per share of stock last established by annual (or more frequent) resolution of the Board of Directors or the closing price of the Company’s common stock on the trading date immediately prior to exercise, if applicable.. Valuation may be by independent appraisal at the election of the Board of Directors.

4.	NON-TRANSFERABILITY; DEATH

This option is not transferable by the Employee otherwise than by will or the laws of descent and distribution and is exercisable during the Employee's lifetime only by the Employee. If the Employee dies during the option period, this option may be exercised, to the extent indicated in paragraphs 2(a), (b) and (f), in whole or in part and from time to time, in the manner described in paragraph 3 hereof, by the Employee's estate or the person to whom the option passes by will or the laws of descent and distribution, but only within a period of (a) twelve months after the Employee's death or (b) ten years from the Date of Grant, whichever period is shorter. At the discretion of the Board of Directors, after an IPO or Spin-Off, this option may be transferred to members of the Employee's immediate family or trusts or family partnerships for the benefit of such persons, subject to terms and conditions established by the Committee.

5.	ADJUSTMENTS

(a)          If the Company shall at any time change the number of shares of its Class A Common Stock without new consideration to the Company (such as by stock dividend, stock split or similar transaction), the total number of shares then remaining subject to purchase hereunder shall be changed in proportion to the change in issued shares and the option price per share shall be adjusted so that the total consideration payable to the Company upon the purchase of all shares not theretofore purchased shall not be changed.

(b)         In the event of a Roll-Over Change in Control, this option shall be equitably adjusted by the Board to represent the right to acquire, upon the due exercise of this option, common stock of the acquirer or ultimate parent of the acquirer for a number of shares and at a per share price equivalent to and based upon the consideration per share of the Company paid in the Change in Control transaction and the fair market value of the acquirer’s or parent’s common stock in effect at the consummation of the Change in Control.

6.	DEFINITIONS. For purposes of this option, the following definitions shall apply:

(a)“Change in Control” of the Company is deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(i)       the consummation of the purchase by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the United States Securities Exchange Act of 1934, as amended, of ownership of fifty percent (50%) or more of either the total number of outstanding common stock of the Company of all classes of or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally (but a change of control of Westell Technologies, Inc. shall not itself constitute a Change in Control of the Company);

(ii)      a reorganization, merger or consolidation of the Company, in each case, with respect to which persons who were shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally of the Company or the surviving or resulting entity (as the case may be);

(iii)	a sale of all or substantially all of the Company’s assets.

(b)         An Acceleration Change of Control is a Change in Control in which (i) neither the acquirer nor its parent has a class of common stock registered under the Securities Exchange Act of 1934 and traded on a national securities exchange or the NASDAQ market system or (ii) the acquirer or its parent do not agree to have this option represent, after the closing, a right to acquire shares of common stock of either the acquirer or its parent.

(c)          A Roll-Over Change of Control is a Change in Control in which (i) the acquirer or its parent has such a class of common stock registered and traded and (ii) the acquirer agrees that this option may represent, after the consummation of the transaction, a right to acquire shares of one of the acquiror or its parent.

This option is granted by the Board of Directors of the Company pursuant to the 2002 Nonqualified Stock Plan and is subject to its terms. The Board reserves the right to establish such rules and regulations as it deems necessary for the proper administration of its option grants and to make such determinations and interpretations, and to take such actions in connection with the options as it deems necessary or advisable. All determinations and interpretations made by the Board shall be binding and conclusive on all participants and their legal representatives.

IN WITNESS WHEREOF, the Company has caused the execution hereof by its duly authorized officer and Employee has agreed to the terms and conditions of this option all as of the date first above written.

Conference Plus, Inc.

By:______________________________

_________________________________
Employee

_________________________________
Date